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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MARKWEST HYDROCARBON, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 30, 2002

Dear Stockholder:

        We cordially invite you to our 2002 Annual Meeting of Stockholders. The meeting will be held on Thursday, June 6, 2002, at 10:00 a.m., Mountain Daylight Time., at our headquarters located at 155 Inverness Drive West, Suite 200, Englewood, Colorado.

        At this year's meeting, you will be asked to vote on the election of three directors and the ratification of PricewaterhouseCoopers LLP's appointment as our independent auditors for the fiscal year ending December 31, 2002. Additionally you will be asked to vote on a proposal to amend the MarkWest Hydrocarbon, Inc. 1996 Stock Incentive Plan (the Stock Incentive Plan) to increase the number of shares of common stock authorized for issuance under the Stock Incentive Plan from 850,000 to 925,000 shares. This is the first increase that we have requested since 1997, when we increased the number of authorized shares from 600,000 to 850,000. We have outstanding options grants to purchase a total of 827,022 shares under the Stock Incentive Plan. We also propose to amend the MarkWest Hydrocarbon, Inc. 1996 Non-Employee Director Stock Option Plan (the Non-Employee Director Plan) to increase the number of authorized shares from 20,000 to 30,000 shares. We have outstanding option grants to purchase a total of 19,500 shares under the Non-Employee Director Plan. We want to increase the number of shares available under the Plans to enable us to continue to incentivize our employees and our non-employee directors. You will also be asked to transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        Our board of directors unanimously recommends that you vote "FOR" the election of each of the three directors, the ratification of the appointment of the independent auditors and the amendments to our Stock Incentive Plan and our Non-Employee Director Plan.

        To be certain that your shares are voted at the annual meeting, whether or not you plan to attend in person, you should sign, date and return the enclosed proxy as soon as possible. Your vote is important.

        At the annual meeting, our management team will review our performance during the past year and discuss our plans for the future. An opportunity will be provided for questions by the Stockholders. We will also be serving light refreshments at which time you will have an additional opportunity to meet with management. I hope you will be able to join us.

Sincerely,

John M. Fox Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

June 6, 2002

TO THE STOCKHOLDERS OF MARKWEST HYDROCARBON, INC.:

        As a stockholder, you are invited to our 2002 Annual Meeting of Stockholders of MarkWest Hydrocarbon, Inc. which will be held at 10:00 a.m., MDT, on June 6, 2002, at our headquarters located at 155 Inverness Drive West, Suite 200, Englewood, Colorado, for the following purposes:

  1.
  To elect three class III directors to hold office for a three-year term expiring at the Annual Meeting of Stockholders occurring in 2005 or until the election and qualification of their respective successors.

  2.
  To vote on our proposal to amend our Stock Incentive Plan to increase the number of shares of common stock authorized for issuance under the Stock Incentive Plan from 850,000 to 925,000.

  3.
  To vote on our proposal to amend our Non-Employee Director Plan to increase the number of authorized shares from 20,000 to 30,000 shares.

  4.
  To ratify the selection of PricewaterhouseCoopers LLP as the our independent accountants for the fiscal year ending December 31, 2002.

  5.
  To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

        The Board of Directors has fixed the close of business on May 2, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Only stockholders of record as of the close of business on such date are entitled to notice of and to vote at the meeting. We anticipate mailing this proxy on or about May 6, 2002.

        We encourage you to take part in the affairs of your company either in person or by executing and returning the enclosed proxy.

By Order of the Board of Directors,

Gerald A. Tywoniuk Secretary
Dated: April 30, 2002

STOCKHOLDERS UNABLE TO ATTEND THIS MEETING ARE URGED TO DATE AND SIGN THE
ENCLOSED PROXY AND TO RETURN IT IN THE ENCLOSED ENVELOPE.

MARKWEST HYDROCARBON, INC.
155 Inverness Drive West, Suite 200
Englewood, CO 80112-5000

TABLE OF CONTENTS

ABOUT THE MEETING	1
PROPOSALS PRESENTED FOR STOCKHOLDER VOTE	4
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS	7
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	9
AUDIT COMMITTEE REPORT	13
PRINCIPAL STOCKHOLDERS	14
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT	15
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	16
EQUITY COMPENSATION PLAN INFORMATION	18
PERFORMANCE GRAPH	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	20
PROPOSALS FOR THE NEXT ANNUAL MEETING	21
AUDIT COMMITTEE CHARTER	A-1
1996 STOCK INCENTIVE PLAN	B-1
1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN	C-1

i

MARKWEST HYDROCARBON, INC.
155 Inverness Drive West, Suite 200
Englewood, CO 80112-5000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

June 6, 2002

        In this proxy statement, unless the context requires otherwise, references to we, us, our, MarkWest or the Company are intended to mean MarkWest Hydrocarbon, Inc., and its consolidated subsidiaries.

        This proxy statement contains information related to the 2002 Annual Meeting of our Stockholders to be held on Thursday, June 6, 2002, beginning at 10:00 a.m. Mountain Daylight Time at our headquarters located at 155 Inverness Drive West, Suite 200, Englewood, Colorado, and at any postponements or adjournments thereof.

ABOUT THE MEETING

Who sent me this proxy statement?

        Our Board of Directors sent you this proxy statement and proxy card. We will pay for the solicitation. In addition to this solicitation by mail, proxies may be solicited by our directors, officers and other employees by telephone, Internet, facsimile, in person or otherwise. These people will not receive any additional compensation for assisting in the solicitation. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our shares. We will reimburse those people and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We will pay approximately $1,000 to third parties for these services. We will also bear the entire cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card, and any additional information furnished to stockholders.

Why did I receive this proxy statement and proxy card?

        You received this proxy statement and proxy card from us because you owned our common stock as of May 2, 2002. We refer to this date as the record date. This proxy statement contains important information for you to consider when deciding whether to vote for the election of directors, the proposals of our Board of Directors relating to our Stock Incentive Plan and Non-Employee Director Plan and ratifying the selection of our independent auditors. Please read this proxy statement carefully.

What is a proxy?

        A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Arthur J. Denney and Gina L. Matero have been designated as proxies for our 2002 Annual Meeting of Stockholders.

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What is the purpose of the annual meeting?

        At the annual meeting, our stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including the election of directors, consideration of proposals of our Board of Directors related to our Stock Incentive Plan and Non-Employee Director Plan, and the ratification of the selection of our independent auditors. In addition, our management will report on our performance during fiscal 2001 and respond to questions from stockholders.

What is the difference between a stockholder of record and a stockholder who holds stock in "street name"?

        Most of our stockholders hold their shares through a brokerage firm, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held beneficially through a brokerage account, bank or other nominee.

        If your shares are registered in your name with our transfer agent, Computershare Trust Company, you are a stockholder of record, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

        If your shares are held in a brokerage account, by a bank or other nominee (commonly referred to as being held in "street name"), you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank, or other nominee as the stockholder of record.

If my shares are held in "street name" by my broker, will my broker vote my shares for me?

        As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and you are also invited to attend our annual meeting. Your broker will vote your shares of common stock on the proposals only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides.

Who is entitled to vote at the annual meeting?

        All stockholders who owned our common stock at the close of business on the record date, May 2, 2002, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting.

What are the voting rights of stockholders?

        Each outstanding share of our common stock will be entitled to vote on all matters to be considered.

Who can attend the annual meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

        Shares held directly in your name as the stockholder of record can be voted in person at the annual meeting. Shares held in street name (for example, at your brokerage account) may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. In addition, if you plan to vote in person at the meeting, please bring the enclosed proxy card or proof of identification.

        Even if you currently plan to attend the annual meeting in person, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum. The presence of a quorum will permit us to conduct the proposed business at the annual meeting. As of May 2, 2002, the record date, we estimate that approximately 8,563,919 shares of our common stock will be issued, of which 8,516,919 will be outstanding.

        Your common stock will be counted as present at the meeting if you:

  •
  are present in person at the meeting; or

  •
  have properly submitted a proxy card.

        Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered to be present at the meeting.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Street name stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares. Even if you plan to attend the annual meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card in advance of the meeting.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the annual meeting in person and so request, although attendance at the meeting will not be itself revoke a previously granted proxy.

What are the recommendations of our Board of Directors?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Our Board of Directors' recommendations are set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:

  •
  for the election of the three nominated directors;

  •
  for the proposal to amend our Stock Incentive Plan;

  •
  for the proposal to amend our Non-Employee Director Plan; and

  •
  for the proposal to ratify and approve the selection of PricewaterhouseCoopers LLP as our auditors for the fiscal year ended December 31, 2002.

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

        Election of Directors.    The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD

AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether or not there is a quorum.

        Other Items.    For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining the number of shares present at the meeting. Accordingly, an abstention will have the effect of a negative vote.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

Who counts the votes?

        A representative of Computershare Trust Company, our transfer agent, will tabulate the votes and act as the inspector of election.

Where can I find results of the meeting?

        The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2002.

Whom should I contact with questions?

        If you have any questions about this proxy statement or the meeting, please contact Gerald A. Tywoniuk, our Secretary, or Dave Wright, Director of Investor Relations at (303) 290-8700.

Where may I obtain additional information about MarkWest Hydrocarbon, Inc.?

        We refer you to our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission. Our Annual Report on Form 10-K, including financial statements, is included with your Proxy mailing. If you would like to receive any additional information, please contact our Director of Investor Relations, at 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000 or by telephone at (303) 290-8700.

PROPOSALS PRESENTED FOR STOCKHOLDER VOTE

        Proposal 1:    Election of three directors in Class III, who will serve until our 2005 Annual Meeting.

        The director nominees are:

  •
  John M. Fox

  •
  Donald D. Wolf

  •
  Gerald A. Tywoniuk

        Detailed biographies for each of these nominees follow under the heading "Board of Directors And Executive Officers" The biographies for our other members of the Board of Directors are also included in that section.

Your Board unanimously recommends a vote FOR each of these directors.

        Proposal 2:    Approval of amending the 1996 Stock Incentive Plan.

        We would like to amend the Plan to increase the number of shares of common stock authorized for issuance from 850,000 to 925,000 shares. This is the first increase that we have requested since 1997, when we increased the number of authorized shares from 600,000 to 850,000. We have outstanding options grants to purchase a total of 827,022 shares under Stock Incentive Plan. We want to increase the number of shares available under the Stock Incentive Plan so that we may continue to incentivize our employees.

        If approved, Section 4(a) of the Stock Incentive Plan will read as follows:

          (a)    Shares Available.    Subject to adjustment as provided in Section 4(c), the number of Shares available for granting Awards under the Plan shall be 925,000. Shares to be issued under the Plan may be either shares reacquired and held in the treasury or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. The Company shall at all times keep available the number of Shares to satisfy Awards granted under the Plan.

Your Board unanimously recommends a vote FOR the approval of the amendment to the 1996 Stock Incentive Plan.

        Proposal 3:    Approval of amending the 1996 Non-Employee Director Stock Option Plan.

        We would like to amend the plan to increase the number of shares of common stock authorized for issuance from 20,000 to 30,000 shares. We have outstanding option grants to purchase a total of 19,500 shares under the Non-Employee Director Plan. We want to increase the number of shares available under the Non-Employee Director Plan to enable us to continue to incentivize our non-employee directors.

        If approved, Section 3 of the Non-Employee Director Plan will read as follows:

          Section 3.    Stock Subject to the Plan.    Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 30,000 Shares of Common Stock. The Shares may be authorized but unissued shares of Common Stock or shares of Common Stock which have been reacquired by the Company. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grand under the Plan.

Your Board unanimously recommends a vote FOR the approval of the amendment to the 1996 Non-Employee Director Stock Option Plan.

        Proposal 4:    Ratify the appointment on PricewaterhouseCoopers, LLP as principal independent auditor.

        The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers, LLP as our principal independent auditor for the 2002 fiscal year, subject to stockholder ratification. PricewaterhouseCoopers, LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Representation of PricewaterhouseCoopers will attend the annual meeting to answer appropriate questions.

        Audit services for 2001 fiscal year included an audit of MarkWest's consolidated financial statements and an audit of the employee benefit plan financial statements.

        PricewaterhouseCoopers, LLP has billed the company $127,500 for professional services related to the audit of the 2001 year-end consolidated financial statements and the reviews of interim financial statements included in our Form 10-Q filings for fiscal 2001. In addition, Pricewaterhouse Coopers, LLP has billed the company $122,019 for professional services not related to the audit.

Your Board unanimously recommends a vote FOR the approval of PricewaterhouseCoopers, LLP as independent auditor for 2002.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Nominees for the Board of Directors:

Class III—Term ending at the annual meeting to be held in 2005.

	Age	Director Since
John M. Fox has been MarkWest's President and Chief Executive Officer and Chairman of the Board of Directors since its inception. Mr. Fox was a founder of Western Gas Resources, Inc., a company listed on the New York Stock Exchange, and was its Executive Vice President and Chief Operating Officer from 1972 to 1986. Mr. Fox holds a bachelor's degree in engineering from the United States Air Force Academy and a master of business administration degree from the University of Denver.	62	April 1988

Gerald A. Tywoniuk was appointed MarkWest's Vice President of Finance and Chief Financial Officer in April 1997 and was promoted to Senior Vice President and Chief Financial Officer in December 2001. Mr. Tywoniuk was appointed to the Board in March 2002 to fill the vacancy left by the resignation of Mr. Brian O'Neill. Mr. Tywoniuk is a Canadian Chartered Accountant with 20 years of experience in accounting, planning, information systems, finance and management. From August 1993 to March 1997, Mr. Tywoniuk was Controller and Vice President—Controller of Echo Bay Mines Ltd., a gold mining, exploration and development company. From September 1985 to July 1993, he held a variety of corporate and mine site roles with Echo Bay. Prior to September 1985, Mr. Tywoniuk was employed with two public accounting firms, including KPMG. Mr. Tywoniuk holds a bachelor of commerce degree from the University of Alberta.	40	March 2002

Donald D. Wolf has a diversified 39-year career in the oil and gas industry. He held positions with Sun Oil Co. and Bow Valley Exploration in Canada before moving to Denver in 1974, where he was employed by Tesoro Petroleum and Southland Royalty Co. In 1977 he co-founded Terra Marine Energy Co., which was sold in 1980 to Southport Exploration. In 1981 Mr. Wolf founded General Atlantic Energy Co., where he was Chairman and Chief Executive Officer when it merged with UMC Petroleum in 1994. Mr. Wolf resigned from UMC in May 1996 as President and Chief Operating Officer and joined Westport Resources Corporation in 1996, where he continues to serve as Chairman and Chief Executive Officer. Mr. Wolf holds a bachelor's degree in business administration from Greenville College. Mr. Wolf is a member of the Audit Committee and the Compensation Committee.	58	May 1999
Continuing Members of the Board of Directors:
Class I Directors—Term ending at the annual meeting to be held in 2003.
Arthur J. Denney has been MarkWest's Executive Vice President since December 2001. He served as Senior Vice President of Engineering and Project Management from January 1997 to December 2001. Prior to that, Mr. Denney served as our Vice President of Engineering and Business Development since January 1990. Mr. Denney has more than 27 years of experience in gas gathering, gas processing and natural gas liquids (NGL) businesses. From 1987 to 1990, Mr. Denney served as Manager of Business	53	June 1996

Development for Lair Petroleum, Inc. From 1974 to 1987, Mr. Denney was employed by Enron Gas Processing Co. and predecessor companies in a variety of positions, including seven years as its Rocky Mountain Regional Manager of midstream businesses. Mr. Denney holds a bachelor's degree in mechanical engineering and a master of business administration degree from the University of Nebraska.

Karen L. Rogers has more than 22 years of experience in energy finance and corporate banking. From 1978 to 1983, Ms. Rogers held positions with First Bank Minneapolis, including opening and managing the company's first loan production office specializing in energy lending. In 1983, Ms. Rogers joined the Denver office of RepublicBank Dallas. RepublicBank subsequently became known as NationsBank, which is now Bank of America. When Ms. Rogers resigned in 1997 to spend more time with her family, she was Senior Vice President and Manager of NationsBank Energy Group Denver, Inc. Currently, Ms. Rogers is working in an advisory capacity for Wells Fargo Bank West N.A. in its Energy and Minerals Group. Ms. Rogers holds a bachelor's degree in economics from Ripon College. Ms. Rogers is also a member of the Audit Committee.	46	June 2000
Class II Directors—Term ending at the annual meeting to be held in 2004.

William A. Kellstrom has held a variety of managerial positions in the natural gas industry since 1968. They include distribution, pipelines and marketing. He held various management and executive positions with Enron Corp. including Executive Vice President, Pipeline Marketing and Senior Vice President, Interstate Pipelines. In 1989 he created and was President of Tenaska Marketing Ventures, a gas marketing company for the Tenaska Power Group. From 1992 until 1997 he was with NorAm Energy Corporation (since merged with Reliant Energy, Incorporated) where he was President of the Energy Marketing Company and Senior Vice President, Corporate Development. Mr. Kellstrom has an engineering degree from Iowa State University and an MBA from the University of Illinois. He retired in 1997 and does some occasional energy consulting. Mr. Kellstrom is a member of the Audit Committee and the Compensation Committee.	60	May 2000
Barry W. Spector has practiced law as a sole practitioner since 1979. Mr. Spector's practice emphasizes oil and gas law, with a particular emphasis in natural gas contracts, marketing and property acquisitions, and divestitures. Mr. Spector holds a bachelor's degree in biology and a juris doctorate from the University of Denver.	50	September 1995
Other Executive Officers hold office at the discretion of the Board

Randy S. Nickerson joined MarkWest in 1995 as Manager, New Projects. He served as General Manager of the Michigan Business Unit until 1997 when he became Vice President and the General Manager of the Appalachia Business Unit. He was promoted to Sr. Vice President in December 2001. From 1984 to 1990, Mr. Nickerson worked for Chevron USA and Meridian Oil Inc. in various process and project engineering positions. From 1990 to 1995, Mr. Nickerson was a Senior Project Manager and Regional Engineering Manager for Western Gas Resources, Inc. Mr. Nickerson holds a bachelor's degree in chemical engineering from Colorado State University.	40	N/A

Meetings of the Board of Directors and Committees

        During the fiscal year ended December 31, 2001, the Board of Directors met six times. All of our directors, except Mr. Wolf, who was unable to attend two meetings, attended at least 75% of the meetings of the Board of Directors. The Board of Directors and its committees also act from time to time by written consent in lieu of meetings.

        Our Board of Directors has a standing Audit Committee and Compensation Committee. We have no standing Nominating Committee or committee performing that function.

        Compensation Committee.    The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for our officers and employees and administers our Stock Incentive Plan and our Incentive Compensation Plan. During fiscal 2001, the Compensation Committee held three meetings and also undertook its responsibilities through written action. The current members of the Compensation Committee are Mr. Wolf and Mr. Kellstrom. Each of the members of the Compensation Committee attended at least 75% of the meetings of the Compensation Committee.

        Audit Committee.    The Audit Committee aids management in the establishment and supervision of our financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and our independent accountants prior to the presentation of financial statements to stockholders, and as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are independent, as such term is defined in Section 121(a) of the American Stock Exchange listing standards. The Audit Committee Charter was amended in 2001 to also include Safety and Environmental performance provisions. During fiscal 2001, the Audit Committee held five meetings. The current members of the Audit Committee are Ms. Rogers, Mr. Wolf and Mr. Kellstrom. Each of the members of the Audit Committee attended at least 75% of the meetings of the Audit Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is composed of two non-employee directors. The Committee is responsible for developing and approving our executive compensation policies. In addition, the Compensation Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and to each of the other executive officers. The overall objectives of our executive compensation program are to provide compensation that will attract and retain superior talent and reward performance.

  Compensation Philosophy

        The goals of the compensation program are to align compensation with business objectives and performance and to enable us to attract, retain and reward executive officers whose contributions are critical to long-term success. Periodically, the compensation levels of executive officers are compared to survey information to ensure our compensation levels are competitive. Actual compensation levels may be greater than competitive levels in surveyed companies based upon annual and long-term Company performance, as well as individual performance. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment or an individual executive officer's circumstances. We apply a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that our achievements result from the coordinated efforts of all individuals working toward common objectives. We strive to achieve those objectives through teamwork that is focused on meeting the expectations of customers and stockholders. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as profitability, performance relative to competitors and consummation of strategic projects or acquisitions. Individual performance is evaluated by reviewing organizational and management development progress against set objectives and the degree to which teamwork and our company values are fostered.

  Compensation Vehicles

        We have a successful history of using a simple total compensation program that consists of cash-and equity-based compensation. The components of our compensation program for our executive officers include base salary, performance-based cash bonuses, and long-term incentive compensation in the form of stock options and restricted stock awards.

  Base Salary

        The Chief Executive Officer makes annual recommendations regarding the base salaries of the executive officers (other than the Chief Executive Officer) to the Compensation Committee. Base salaries for the executive officers are intended to be based on the average of fixed compensation levels for comparable management personnel employed by peer companies of a similar size. In general, 2001 base salaries reflected a 4.25% increase. In making base salary recommendations, the Chief Executive Officer also takes into account individual experience, performance and other specific issues. The Compensation Committee generally approves the Chief Executive Officer's recommendations with respect to base salaries for other executive officers.

  Performance-Based Cash Bonuses

        Under our incentive compensation program bonuses are awarded only if we achieve or exceed certain corporate performance objectives relating to forecasted EBITDA (earnings before interest, taxes, depreciation, depletion and amortization). The forecasted EBITDA target is determined by the Board of Directors early in the fiscal year or during the last quarter of the prior year. The size of the fund available for such bonuses increases in relation to the extent to which such objectives are exceeded. The Committee allocates the fund among the executive officers based on a percentage of the executive's salary ranging from approximately 0% to 64% and all other non-union employees depending on the forecasted EBITDA goals as established at the beginning of the year. If the base performance criteria are met, each executive officer is entitled to a base bonus amount equal to that percentage of the executive officer's base salary. A similar approach is used for all other non-union personnel at differing percentage levels.

        For fiscal 2001, we did not meet our forecasted EBITDA goals set forth in the Incentive Compensation Plan. As a result, executive officers received bonuses under the plan at a 5.2% level. Such bonuses were paid in quarterly installments based on year-to-date performance in August and December 2001 in accordance with the provisions of the Plan.

  Stock Option Program

        Stock options and restricted stock awards are granted to executive officers under the Stock Incentive Plan. The objectives of the Stock Incentive Plan are to align executive and stockholder long-term interests by creating a strong and direct link between executive pay and stockholder return, and to enable executives to develop and maintain a significant long-term ownership position in our common stock.

        The Stock Incentive Plan authorizes the Board of Directors or a committee of non-employee directors to grant stock options, restricted stock and other types of awards to executive officers. To date, the only type of awards granted to executive officers under the Stock Incentive Plan have been stock options. All stock options currently outstanding were granted at an option price at least equal to the fair market value of our common stock on the date of grant, generally have ten-year terms and generally become exercisable in installments over a four-year period.

        Stock options may be granted upon commencement of employment based on the recommendation of the Chief Executive Officer. In determining whether to recommend additional option grants to an executive officer, the Chief Executive Officer typically considers the individual's performance and any planned change in functional responsibility. Neither our profitability nor the market value of our stock are considered in setting the amount of executive officer stock option grants. The stock option position of executive officers is reviewed on an annual basis. Our policy is generally to grant stock options biannually. The determination of whether or not additional options will be granted is based on a number of factors, including our performance, individual performance and levels of options granted at the competitive median for our peer group.

  Savings Plan; Benefits

        We make a matching contribution under our 401(k) Savings and Profit Sharing Plan. We may also make a discretionary profit sharing payment annually to executives and all other employees under this plan based upon our financial performance compared to corporate goals for that year. In addition, we provide medical and other miscellaneous benefits to executive officers that are generally available to all employees. The amount of perquisites did not exceed 10% of total annual salary and bonus for any executive officer during the fiscal year 2001.

  Non-Competition, Non-Solicitation and Confidentiality Agreement and Severance Plan

        We have entered into Non-Competition, Non-Solicitation and Confidentiality Agreements (the Non-Competition Agreements) with certain key employees. As a result of signing the Non-Competition Agreements, key employees are eligible for the 1997 Severance Plan (the Severance Plan). The Severance Plan provides for payment of benefits in the event that (i) the employee terminates his or her employment for "good reason" (as defined), (ii) the employee's employment is terminated "without cause" (as defined), (iii) the employee's employment is terminated by reason of death or disability or (iv) the employee voluntarily resigns. In the case of (i), (ii) and (iii) above, the employee shall be entitled to receive base salary and continued medical benefits for a period ranging from six months to twenty-four months, depending upon the employee's status at the time of the termination. In the case of (iv) above, the employee shall be entitled to receive base salary for a period ranging from one month to six months and continued medical benefits for a period ranging from one month to six months. In either case, the aggregate amount of benefits paid to an employee shall in no event exceed twice the employee's annual compensation during the year immediately preceding the termination.

  Chief Executive Officer Compensation

        Base Salary.    The base salary of the Chief Executive Officer is established by, and is subject to, adjustment by the Compensation Committee. Factors taken into consideration in the determination of the Chief Executive Officer's base salary may include the base salaries for chief executive officers of our peer group, historical compensation practices and the general experience of the Compensation Committee members in dealing with compensation matters at other energy companies.

        Bonuses and Stock Option Awards.    Mr. Fox received a bonus of $9,595 for fiscal year 2001 under the Incentive Compensation Plan. Such bonus was paid in quarterly installments in August and December 2001 in accordance with the Plan provisions. No installments were paid in May 2001 nor March 2002, which dates are also provided for in the Plan. During fiscal year 2001, Mr. Fox received options to purchase 2,594 shares of our Common Stock. Mr. Fox has not been granted any restricted stock under the Stock Incentive Plan to date.

        Deductibility of Executive Compensation.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to the Company's Chief Executive Officer and certain other highly compensated executive officers. Qualifying "performance-based" compensation will not be subject to the deduction limit if certain requirements are met. We anticipate that incentive-based compensation paid in excess of $1 million will be deductible under Section 162(m). The Compensation Committee believes, however, that there may be circumstances in which our interests are best served by providing compensation that is not fully deductible under Section 162(m) and reserves the ability to exercise discretion to authorize such compensation.

                      Compensation Committee
                      William A. Kellstrom
                      Donald D. Wolf

AUDIT COMMITTEE REPORT

        This report of the Audit Committee describes the responsibilities and considerations of the Audit Committee with respect to the year ended December 31, 2001. The information contained in the Audit Committee Report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall the information be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we have specifically incorporated it by reference into such filing.

        The Audit Committee is comprised of Karen L. Rogers, William A. Kellstrom, and Donald D. Wolf. The role of the Audit Committee is to oversee Markwest's financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process, principles and internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee will also reviews safety and environmental performance, which includes reviewing summaries of communications with regulatory agencies, reviewing summaries of incidents, and ensuring a third-party review occurs once every two years at all MarkWest locations. In this context, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2001 with management and the independent auditors.

        Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors have discussed with the Audit Committee the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, our independent auditors have provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from Markwest. The Audit Committee has also considered whether the independent auditor's provision of non-audit services is compatible with maintaining the independent auditors' independence and determined that it is.

        Based on the reports, reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                      Audit Committee
                      Karen L. Rogers
                      William A. Kellstrom
                      Donald D. Wolf

PRINCIPAL STOCKHOLDERS

        The following table shows the amount of our common stock beneficially owned by our Directors and Executive Officers as of April 1, 2002.

Stockholder(1)	Number of Shares	Acquirable within 60 days of April 1	Total Shares Beneficially Owned	Percent of Total Shares(2)
John M. Fox(3)	4,278,530	28,203	4,306,733	50.4%
FMR Corp.(4) 82 Devonshire Street Boston, Massachusetts 021091	731,800	—	731,800	8.6%
Wellington Management Company, LLP(5) 75 State Street Boston, Massachusetts 02109	775,000	—	775,000	9.1%
Dimensional Fund Advisors(6) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	566,800	—	566,800	6.7%
Brian T. O'Neill(7) 4501 E. El Camino Dr. Englewood, Colorado 80111	433,378	46,350	479,728	5.6%
Arthur J. Denney(8)	38,225	50,513	88,738	1.0%
Gerald A. Tywoniuk	19,942	37,828	57,770	*
Donald D. Wolf	3,000	4,000	7,000	*
Barry W. Spector	6,699	3,500	10,199	*
William A. Kellstrom	6,000	2,667	8,667	*
Karen L. Rogers	3,000	2,667	5,667	*
Randy S. Nickerson	3,646	42,638	46,284	*
All directors and executive officers as a group (8 individuals)	4,359,042	172,016	4,531,058	53.0%

*
Indicates less than 1.0%

(1)
Unless otherwise noted, the address for the individual listed is c/o Markwest Hydrocarbon, Inc., 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000.

(2)
All percentages have been determined at April 1, 2002, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the Exchange Act). For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person or group has the right to acquire within sixty days after April 1, 2002. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or group has the right to acquire within sixty days after April 1, 2002, is deemed to be outstanding for the purpose of computing the percentage ownership of such person or group. At April 1, 2002, a total of 8,563,919 shares of common stock were issued and 8,514,830 shares were outstanding. Options to acquire a total of 483,789 shares of common stock were exercisable within sixty days.

(3)
Includes an aggregate of 3,685,086 shares owned directly by MWHC Holding, Inc., an entity controlled by Mr. Fox, of which Mr. Fox is also considered a beneficial owner. (Mr. Fox has an indirect pecuniary interest in the MWHC shares, as that term is defined in Rule 16a-1 under the Exchange Act). Also includes an aggregate of 171,901 shares held in the aggregate in the Brent A Crabtree Trust, Brian T. Crabtree Trust and the Carrie L. Crabtree Trust (the Crabtree Trusts), for which Mr. Fox is the Trustee. Also includes 106,857 shares held by The MaggieGeorge Foundation, for which certain family members of Mr. Fox are directors. Mr. Fox disclaims beneficial ownership of the shares held in the Crabtree Trusts and by the MaggieGeorge Foundation within the meaning of Rule 13d-3 under the Exchange Act.

(4)
Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp. (FMR) on February 14, 2002 with respect to shares held as of December 31, 2001. The Schedule 13G indicates that Fidelity Management & Research Company, a registered investment adviser and a wholly owned subsidiary of FMR, beneficially owns 731,800 shares. According to the Schedule 13G, FMR has sole voting power with respect to 0 shares and sole dispositive power with respect to 731,800 shares.

(5)
Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Wellington Management Company, LLP (Wellington) on February 12, 2002, with respect to shares held as of December 31, 2001. The Schedule 13G indicates that Wellington has shared voting power with respect to 625,000 shares and shared dispositive power with respect to 775,000 shares.

(6)
Information is based solely on a Schedule 13G filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc. (Dimensional) on February 12, 2002, with respect to shares held as of December 31, 2001. The Schedule 13G indicates that Dimensional has sole voting and dispositive power with respect to 566,800 shares.

(7)
Mr. O'Neill resigned from his position as Senior Vice President and Chief Operating Officer effective December 31, 2001. Certain of these shares were previously held by Erin Investments, an entity owned by Mr. O'Neill that has been dissolved.

(8)
Includes 400 shares held by Mr. Denney as custodian for his two minor children.

        Unless otherwise indicated the directors and named executive officers have sole voting and dispositive power over the shares listed above, other than shared rights created under joint tenancy or marital property laws as between the directors or named executive officers and their respective spouses.

        For executive officers, the numbers include interests in shares held in employee benefit plans. The column entitled "Acquirable within 60 days of April 1" reflects the number of shares that could be purchased by the exercise of options available on April 1, 2002 or within 60 days thereafter under our stock option plans. The percentage listed in column entitled "Percent of Shares Outstanding" is calculated based on 8,514,830 shares of our common stock outstanding on April 1, 2002.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934, as amended (Section 16(a)), requires executive officers and directors and persons who beneficially own more than ten percent (10%) of our common stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5 with the Securities and Exchange Commission (SEC). Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

        Based solely on a review of the copies of such forms furnished to us and written representations from the executive officers, directors and holders of 10% or more of our common stock, we have identified the following person who failed to file such forms on a timely basis with the Commission, as required by section 16(a), during the most recent fiscal year. John M. Fox and Barry Spector each filed a late Form 4 for expired options. John M. Fox and Randy Nickerson each filed a late Form 4 for disposal of shares of common stock.

        We are not aware of any other failure to file a Section 16(a) form with the SEC or any transaction that was not reported on a timely basis which was required to be reported. We believe that our executive officers, directors and 10% beneficial owners complied with all other applicable Section 16(a) filing requirements.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors

        Directors who are MarkWest employees receive no compensation for services as members of the Board. All directors who are not MarkWest employees receive an attendance fee of $2,000 for each board meeting or committee meeting that they attend in person and $700 for each board meeting or committee meeting that they participate by telephone. All directors are reimbursed for out-of-pocket expenses incurred in connection with attending board and committee meetings. In addition, pursuant to our Non-Employee Director Plan, as amended in June 1997 and December 1999, each non-employee director (a) received options to purchase 1,000 shares of common stock at the time of approval of the Non-Employee Director Plan by the Board of Directors in July 1996 and (b) beginning December 1999, receives options to purchase an additional 1,000 shares of common stock biannually thereafter (previously 500 options on the day after each annual meeting of our stockholders). The Non-Employee Director Plan currently provides for the initial grant of options to purchase 1,000 shares of common stock to each newly appointed non-employee director upon the date on which such person becomes a director. Directors who are MarkWest employees do not receive any additional stock incentive compensation for serving on the Board of Directors.

Executive Officers

        The following table sets forth the cash and noncash compensation earned for fiscal years 2001, 2000 and 1999 by our Chief Executive Officer and the four other highest paid officers, whose salary and bonus exceeded $100,000 for services rendered (Named Executive Officers).

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Securities Underlying Options (#)
Name and Principal Positions	Fiscal Year	Salary ($)(1)	Bonus ($)(2)		All Other Compensation ($)(3)
John M. Fox President and Chief Executive Officer	2001 2000 1999	$186,213 179,196 155,552	$9,595 78,270 83,536	2,594 6,476 6,818	$12,900 13,600 14,054
Brian T. O'Neill(4) Senior Vice President and Chief Operating Officer	2001 2000 1999	$188,330 179,673 167,064	$9,595 78,270 83,536	2,594 7,726 11,068	$12,900 13,600 14,984
Arthur J. Denney Executive Vice President	2001 2000 1999	$172,120 164,797 154,538	$8,868 72,346 77,064	2,474 6,062 11,544	$12,692 13,184 14,669
Gerald A. Tywoniuk Sr. Vice President of Finance, Chief Financial Officer and Secretary	2001 2000 1999	$160,336 148,495 139,090	$8,142 66,423 71,384	6,853 9,397 7,812	$11,731 11,798 13,214
Randy S. Nickerson Vice President and General Manager, Appalachia business Unit	2001 2000 1999	$147,628 141,432 125,444	$7,602 62,013 62,515	2,263 9,088 13,854	$10,948 11,301 11,905

(1)
Represents actual salary earned in each respective fiscal year.

(2)
Represents actual bonus earned in each respective fiscal year. Bonuses are paid to all employees in quarterly installments based on year-to-date performance in May, August, and December with the balance paid in March of the following year in accordance with provisions of the Incentive Compensation Plan.

(3)
Represents actual company contributions under our 401(k) Savings and Profit Sharing Plan.

(4)
Mr. O'Neill resigned from his position as Senior Vice President and Chief Operating Officer effective December 31, 2001. He will receive payments of $185,868 for each of fiscal year 2002 and 2003 as part of his separation from Markwest.

        Option Grants.    The following table summarizes options granted during fiscal year 2001 to the Named Executive Officers.

Option Grants in Fiscal 2001

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal 2001
Name			Exercise Price ($/Share)	Expiration Date
					5%	10%
John M. Fox	2,594	3.73%	$8.42	08/01/2011	$11,903	$30,163
Brian T. O'Neill(1)	2,594	3.73%	$7.65	08/01/2011	$12,480	$31,626
Arthur J. Denney	2,474	3.56%	$7.65	08/01/2011	$11,903	$30,163
Gerald A. Tywoniuk	6,853	9.87%	$7.65	08/01/2011	$32,970	$83,553
Randy S. Nickerson	2,263	3.26%	$7.65	08/01/2011	$10,887	$27,591

(1)
Mr. O'Neill resigned from his position as Senior Vice President and Chief Operating Officer effective December 31, 2001.

        Option Values.    The following table summarizes the value of the options held at the end of fiscal year 2001 by the Named Executive Officers. None of the Named Executive Officers exercised any options during fiscal year 2001.

Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at End of Fiscal 2001 (#)
					Value of Unexercised In-the-Money Options at End of Fiscal 2001 ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John M. Fox	—	—	28,203	12,699	$1,552	$1,560
Brian T. O'Neill(2)	—	—	46,350	20,137	$2,155	$2,166
Arthur J. Denney	—	—	50,513	21,029	$2,683	$3,765
Gerald A. Tywoniuk	—	—	34,828	27,979	$1,919	$1,917
Randy S. Nickerson	—	—	42,638	24,176	$1,831	$1,830

(1)
Value based on the difference between the closing price of our common stock as reported by the American Stock Exchange on December 31, 2001 and the option exercise price per share multiplied by the number of shares subject to the option.

(2)
Mr. O'Neill resigned from his position as Senior Vice President and Chief Operating Officer effective December 31, 2001.

        401(k) and other Compensation Plans.    In addition to annual salary, executive officers also receive compensation pursuant to the Stock Incentive Plan, the Incentive Compensation Plan and the 401(k) Savings and Profit Sharing Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2001, about the shares of our Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans, including the Stock Incentive Plan and Non-Employee Director Plan. We do not have equity compensation plans that have not received stockholder approval.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrant and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	792,948	$9.18	23,478
Equity compensation plans not approved by security holders	0	n/a	n/a
Total	792,948	$9.18	23,478

PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return on our common stock for the period from December 31, 1996 through December 31, 2001, with the cumulative total return on the S&P 500 Index and an index of peer companies. Each company in the peer group is publicly traded, generates a portion of its total revenue from the gathering, processing and marketing of NGLs, or is commonly included by equity analysts in our peer group.

Total Return Analysis

	12/31/1996	12/31/1997	12/31/1998	12/31/1999	12/31/2000	12/31/2001
MarkWest Hydrocarbon	$100.00	$141.94	$58.06	$41.94	$72.58	$41.29
Peer Group(1)	$100.00	$133.03	$79.94	$102.61	$285.32	$170.14
DJ Energy Index	$100.00	$122.48	$116.11	$139.54	$176.60	$156.01
S&P 500 Index	$100.00	$133.32	$171.34	$207.32	$188.43	$164.91

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9077. Date from BRIDGE Information Systems, Inc.

(1)
Comprised of Transmontaigne, Inc. and Western Gas Resources, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Investments with Affiliate

        Through our wholly owned subsidiary, MarkWest Resources, Inc. (Resources), we hold varied undivided interests in several exploration and production assets in which MAK-J Energy Partners Ltd. (MAK-J) also owns an undivided interest, varying from 25% to 51%. The general partner of MAK-J is a corporation owned and controlled by our President and Chief Executive Officer. Joint property acquisitions and joint operating agreements are subject to the approval of independent members of our Board of Directors. The properties are held pursuant to operating agreements entered into between Resources and MAK-J. Resources is the operator under such agreements. As the operator, Resources is obligated to provide certain engineering, administrative and accounting services to the joint ventures. The joint venture agreements provide for a monthly fee payable to Resources to offset the costs of such services. As of December 31, 2001 and 2000, we had receivables due from MAK-J for its normal course of business share of operating and capital costs of approximately $0.6 million and $2.2 million, respectively, and payables to MAK-J for its normal course of business share of revenues of approximately $0.5 million and $0.8 million, respectively.

        Mr. Fox has agreed that as long as he is an officer or director of MarkWest and for two years thereafter, he will not, directly or indirectly, participate in any future oil and gas exploration or production activities with us except and to the extent that our independent and unaffiliated directors deem it advisable and in our best interest to include one or more additional participants, which participants may include entities controlled by Mr. Fox. In January 2001, Resources and Mak-J jointly acquired additional properties in the San Juan Basin for $7.5 million (with interests being 75% and 25%, respectively), to be operated in accordance with the procedures outlined in the above paragraph.. In March 2002, Resources and Mak-J jointly acquired twelve producing properties in the San Juan Basin for approximately $3.6 million (with interests being 49% and 51% respectively). Mr. Fox has agreed that as long as he is an officer or director and for two years thereafter, he will not, directly or indirectly, participate in any future oil and gas exploration or production activity that may be in competition with our exploration or production activities except and to the extent that Mr. Fox has first offered us the opportunity to participate in that activity and our independent and unaffiliated directors deem it advisable and in our best interests not to participate in that activity.

        We have reviewed the terms of the aforementioned transactions and determined that each such transaction is at least as favorable to MarkWest as an arms length transaction with an unaffiliated third party.

Other Relationships

        Donald D. Wolf, a member of the Board of Directors, is Chairman and Chief Executive Officer of Westport Resources Corporation, which is a party to certain 1997 contracts with indirect subsidiaries of MarkWest for transportation, treating and processing services in western Michigan. No services were performed in the last fiscal year pursuant to these contracts. The terms of these contracts were negotiated on an arms length basis prior to Mr. Wolf's 1999 election to the Board of Directors.

Legal Fees Paid to Director

        Barry W. Spector, a director of the Company, periodically provides legal services to us. During 2001, we paid Mr. Spector legal fees of approximately $56,340 in return for such services. Fees incurred during 2001 equaled approximately 15% of Mr. Spector's gross billings during fiscal year 2001.

Related Party Indebtedness

        MarkWest Hydrocarbon Partners, Ltd. (MarkWest Partnership), predecessor to MarkWest Hydrocarbon, Inc., periodically extended offers to partners and employees to purchase initial or additional interests in MarkWest Partnership. Such partners and/or employees provided MarkWest Partnership with promissory notes as part of the purchase price for such interests. According to the terms of such promissory notes, interest accrued at seven percent, and payments were required for the greater of accrued interest or distributions made by MarkWest Partnership to partners in excess of the partner's income tax liability. As part of MarkWest Partnership's reorganization (the Reorganization) immediately prior to our initial public offering in October 1996, the remaining indebtedness under such promissory notes was replaced by promissory notes owed to us. Effective July 1, 1999, the interest rate on the notes was reduced from 7% to 5.25%. Interest is payable annually, and full payment of principal is due on December 6, 2002. An aggregate of $39,679 principal amount of such notes was outstanding as of December 31, 2001.

Future Transactions

        The terms of any future transactions between us and our directors, officers, principal stockholders or other affiliates, or the decision to participate or not participate in transactions offered by our directors, officers, principal stockholders or other affiliates will be approved by a majority of our independent and unaffiliated directors. Our Board of Directors will use such procedures in evaluating their terms as are appropriate considering the fiduciary duties of the Board of Directors under Delaware law. In any such review the Board may use outside experts or consultants including independent legal counsel, secure appraisals or other market comparisons, refer to generally available statistics or prices or take such other actions as are appropriate under the circumstances. Although such procedures are intended to ensure that transactions with affiliates will be at least as favorable to the company as an arms length transaction with an unaffiliated third party, though no assurance can be given that such procedures will produce such result.

PROPOSALS FOR THE NEXT ANNUAL MEETING

        Any proposal by a stockholder to be presented at the year 2003 annual meeting must be received at our principal executive offices at 155 Inverness Drive West, Suite 200, Englewood, Colorado 80112-5000, no later than January 6, 2003 Stockholder proposals for the 2003 annual meeting that are submitted on or before March 22, 2003 may, at our discretion, be voted on at the 2003 annual meeting. All proposals received after March 25, 2003 will be considered untimely.

By Order of the Board of Directors,

Gerald A. Tywoniuk Secretary
April 30, 2001

Appendix A

AUDIT COMMITTEE CHARTER
MARKWEST HYDROCARBON, INC.

ORGANIZATION

        There shall be a committee of the Board of Directors of MarkWest Hydrocarbon, Inc., to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. In addition, each Audit Committee member shall be financially literate, and at least one member shall have accounting or finance experience. The Board shall select one Audit Committee member to be chairman. A majority shall constitute a quorum.

STATEMENT OF POLICY

        The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the directors, the independent auditors, the internal auditors, if any, and the financial management of the corporation.

RESPONSIBILITIES

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Audit Committee will:

          a.    Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries. The independent auditor's ultimate accountability is to the Board of Directors and the Audit Committee, as representatives of stockholders, and these stockholder representatives' ultimate authority and responsibility is to select, evaluate, and where appropriate, replace the outside auditor.

          b.    Meet with the independent auditors and financial management of the corporation to review the scope and fees of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

          c.    Receive from the independent auditors a formal written statement delineating all relationships between the auditor and the company and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take appropriate action to oversee the independence of the outside auditor. Review non-audit fees and services provided by the independent auditors to determine what effect, if any, these services may have on their independence.

          d.    Review with the independent auditors, the Company's internal auditors, if any, and financial and accounting personnel, the adequacy and effectiveness of the accounting and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review Company policy statements to determine their adherence to the code of conduct.

          e.    Evaluate the need to establish an internal audit function.

          f.      Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Similarly, review with independent auditors the quarterly financial results prior to their release. Any changes in accounting principles should be reviewed.

          g.    Review with the independent auditors the quality of the company's accounting principles and the adequacy of the company's accounting policies and procedures. The review should include the clarity of the company's financial disclosures and degree of aggressiveness or conservatism of the company's accounting principles, underlying estimates, and other significant decisions made by management affecting the company's financial statement disclosures.

          h.    Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

          i.      Review accounting and financial human resources and succession planning within the Company.

          j.      Review safety and environmental performance each year. This would include a summary of incidents and communications with regulatory agencies. In addition, each location should undergo a third-party review once every two years.

          k.    Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

          l.      Report in the company's proxy statement (as required by the SEC) on the Audit Committee's review and discussion of the audited financial statements, discussion with independent auditors the matters noted above, receipt of written disclosure from auditors concerning their independence and whether it recommended to the Board of Directors that the audited financial statements be included in the Form 10-K.

          m.    Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

Periodic Review of Charter

        The Audit Committee, with the assistance of counsel and the company's independent auditors, shall reassess the adequacy of its charter on an annual basis to ensure consistency with changing needs and compliance with all legal and regulatory requirements.

Meetings and Reporting

        The Audit Committee shall normally meet at least four times annually, with additional meetings held as considered necessary. The Audit Committee chairman shall request that members of management and representatives of the independent auditors be present at the meetings. The meetings may include executive sessions with management and the independent auditors. In addition, the Audit Committee may meet separately.

DEFINITIONS

Independent

        The following persons shall not be considered independent:

          (a)  a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;

          (b)  a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service;

          (c)  a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer.

          (d)  a director who is a partner in, or a controlling stockholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

          (e)  a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

Accounting or Finance Experience

        Past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

Appendix B

MARKWEST HYDROCARBON, INC.
1996 STOCK INCENTIVE PLAN
(as amended)

Section 1.    Purpose.

        The purpose of the Plan is to promote the interests of the Company and its stockholders by aiding the Company in attracting and retaining management personnel capable of assuring the future success of the Company, to offer such personnel incentives to put forth maximum efforts for the success of the Company's business and to afford such personnel an opportunity to acquire a proprietary interest in the Company.

Section 2.    Definitions.

        As used in the Plan, the following terms shall have the meanings set forth below:

          (a)  "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee. The Partnership shall be deemed an Affiliate as of the Effective Date.

          (b)  "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

          (c)  "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

          (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

          (e)  "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan, which shall consist of members appointed from time to time by the Board of Directors.

          (f)    "Company" shall mean MarkWest Hydrocarbon, Inc., a Delaware corporation, and any successor corporation.

          (g)  "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

          (h)  "Effective Date" shall mean the date, if any, on which the consummation of the Reorganization Transactions occurs.

          (i)    "Eligible Person" shall mean any employee or officer of the Company or any Affiliate who the Committee determines to be an Eligible Person. A director of the Company who is not also an employee of the Company or an Affiliate shall not be an Eligible Person.

          (j)    "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

          (k)  "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

          (l)    "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

          (m)  "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (n)  "Other Stock-Based Award" shall mean any right granted under Section 6(f) of the Plan.

          (o)  "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

          (p)  "Partnership" shall mean MarkWest Hydrocarbon Partners, Ltd., a Colorado limited partnership.

          (q)  "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

          (r)  "Person" shall mean any individual, corporation, partnership, association or trust.

          (s)  "Plan" shall mean this 1996 Stock Incentive Plan, as amended from time to time.

          (t)    "Reorganization Transactions" shall mean those transactions contemplated by the Reorganization Agreement to be entered into among the Company, the Partnership and the other parties thereto.

          (u)  "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

          (v)  "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

          (w)  "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

          (x)  "Shares" shall mean shares of Common Stock, $.01 par value, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

          (y)  "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

Section 3.    Administration.

        (a)    Power and Authority of the Committee.    The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate. In exercising its authority pursuant to the Plan, the Committee shall adhere to all provisions of the Code as are applicable to the grant, issuance and exercise of any Award.

        (b)    Replacement of Partnership Options.    In addition to the power and authority granted to the Committee under Section 3(a) hereof, the Committee shall have full power and authority to make grants of Options to employees of the Partnership who shall become employees of the Company pursuant to the Reorganization Transactions, which grants shall be effective only on and after the Effective Date, and which Options shall serve to replace options held by such employees for equity in the Partnership by substantially equivalent rights to purchase Shares in the Company. The Committee shall determine, in its sole discretion, the terms and conditions of Award Agreements related to such Options.

        (c)    Delegation.    The Committee may delegate its powers and duties under the Plan to one or more officers of the Company or any Affiliate or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee shall not delegate its powers and duties under the Plan with regard to officers or directors of the Company or any Affiliate who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

Section 4.    Shares Available for Awards.

        (a)    Shares Available.    Subject to adjustment as provided in Section 4(c), the number of Shares available for granting Awards under the Plan shall be 925,000. Shares to be issued under the Plan may be either Shares reacquired and held in the treasury or authorized but unissued Shares. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. The Company shall at all times keep available the number of Shares to satisfy Awards granted under the Plan.

        (b)    Accounting for Awards.    For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

        (c)    Adjustments.    In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) which thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

Section 5.    Eligibility.

        (a)    Designation of Participants.    Any Eligible Person, including any Eligible Person who is an officer or director of the Company or any Affiliate, shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

        (b)    Award Limitations Under the Plan.    No Eligible Person, who is an employee of the Company at the time of grant, may be granted any Award or Awards, the value of which Awards are based solely on an increase in the value of the Shares after the date of grant of such Awards, for more than 20,000 Shares, in the aggregate, in any one calendar year, beginning with the period commencing on the Effective Date and ending on December 31, 2006. The foregoing annual limitation specifically includes the grant of any Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

Section 6.    Awards.

        (a)    Options.    The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          (i)    Exercise Price.    The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

          (ii)    Option Term.    The term of each Option shall be fixed by the Committee.

          (iii)    Time and Method of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

          (iv)    Incentive and Non-Qualified Stock Options.    Each Option granted pursuant to the plan shall specify whether it is an Incentive Stock Option or a Non-qualified Stock Option, provided that the Committee may in the case of the grant of an Incentive Stock Option give the Participant the right to receive in its place a Non-qualified Stock Option.

        (b)    Stock Appreciation Rights.    The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

        (c)    Restricted Stock and Restricted Stock Units.    The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

          (i)    Restrictions.    Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

          (ii)    Stock Certificates.    Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

        (iii)    Forfeiture; Delivery of Shares.    Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Any Share representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

        (d)    Performance Awards.    The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

        (e)    Dividend Equivalents.    The Committee is hereby authorized to grant to Participants Dividend Equivalents under which such Participants shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

        (f)    Other Stock-Based Awards.    The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan; provided, however, that such grants must comply with Rule 16b-3 and applicable law. Subject to the terms of the

Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

        (g)    General.

          (i)    No Cash Consideration for Awards.    Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

          (ii)    Awards May Be Granted Separately or Together.    Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii)    Forms of Payment Under Awards.    Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

          (iv)    Limits on Transfer of Awards.    No Award and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

          (v)    Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee.

          (vi)    Restrictions; Securities Exchange Listing.    All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificate to make appropriate reference to such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 7.    Amendment and Termination; Adjustments.

        Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

          (a)    Amendments to the Plan.    The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

              (i)  would cause Rule 16b-3 to become unavailable with respect to the Plan;

            (ii)  would violate the rules or regulations of the Nasdaq National Market, any other securities exchange or the National Association of Securities Dealers, Inc. that are applicable to the Company; or

            (iii)  would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

          (b)    Amendments to Awards.    The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

          (c)    Correction of Defects, Omissions and Inconsistencies.    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.    Income Tax Withholding; Tax Bonuses.

        (a)    Withholding.    In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

        (b)    Tax Bonuses.    The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.

Section 9.    General Provisions.

        (a)    No Rights to Awards.    No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

        (b)    Award Agreements.    No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company.

        (c)    No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

        (d)    No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        (e)    Governing Law.    The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Colorado.

        (f)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

        (g)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

        (h)    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        (i)    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 10.    Effective Date of the Plan.

        The Plan shall be effective as of the Effective Date, subject to approval by the stockholders of the Company within one year thereafter.

Section 11.    Term of the Plan.

        Unless the Plan shall have been discontinued or terminated as provided in Section 7(a), the Plan shall terminate on the tenth anniversary of the Effective Date. No Award shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

Appendix C

MARKWEST HYDROCARBON, INC.
1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
(as amended)

Section 1.    Purpose of the Plan.

        The purpose of this MarkWest Hydrocarbon, Inc., 1996 Nonemployee Director Stock Option Plan is to promote the interests of the Company by enhancing its ability to attract and retain the services of experienced and knowledgeable independent directors and by providing additional incentive for these directors to increase their interest in the Company's long-term success and progress. None of the options granted hereunder shall be "incentive stock options" within the meaning of Section 422 of the Code (as hereinafter defined).

Section 2.    Definitions

        As used herein, the following definitions shall apply:

          (a)  "Board" shall mean the Board of Directors of the Company.

          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c)  "Committee" shall mean a committee of two or more persons appointed by the Board of Directors of the Company.

          (d)  "Common Stock" shall mean the Common Stock, $.01 par value, of the Company.

          (e)  "Company" shall mean MarkWest Hydrocarbon, Inc., a Delaware corporation.

          (f)    "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

          (g)  "Director" shall mean a member of the Board.

          (h)  "Employee" shall mean any person, including officers and Directors, employed by the Company or any parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (i)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (j)    "Fair Market Value"; the Fair Market Value of a Share shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal).

          (k)  "Option" shall mean a stock option granted pursuant to the Plan.

          (l)    "Optioned Stock" shall mean the Common Stock subject to an Option.

          (m)  "Optionee" shall mean an Outside Director who receives an Option.

          (n)  "Outside Director" shall mean a Director who is not an Employee.

          (o)  "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 425(e) of the Code.

          (p)  "Plan" shall mean this 1996 Nonemployee Director Stock Option Plan.

          (q)  "Shares" shall mean shares of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

          (r)  "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 425(f) of the Code.

Section 3.    Stock Subject to the Plan.

        Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 30,000 Shares of Common Stock. The Shares may be authorized but unissued shares of Common Stock or shares of Common Stock which have been reacquired by the Company. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

Section 4.    Administration of and Grants of Options Under the Plan.

        (a)    Administrator.    Except as otherwise required herein, the Plan shall be administered by the Committee.

        (b)    Procedure for Grants.    The provisions set forth in this Section 4(b) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

            (i)  No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors; provided, however, that any individual Outside Director may decline to accept any Option, in whole or in part, that would otherwise be granted to such Outside Director under this Plan.

          (ii)  Norman H. Foster, Barry W. Spector and David R. Whitney shall each receive an Option to purchase 1,000 Shares on the date the Plan is approved by the Board of Directors, and such Options granted pursuant to this section 4(b)(ii) shall become exercisable in three equal annual installments with the first one-third installment vesting on the first anniversary of the date of grant and the two remaining one-third installments vesting on the second and third anniversary of the date of grant, respectively.

          (iii)  Each new Outside Director shall be automatically granted an Option (an "Initial Grant") to purchase 1,000 Shares upon the date on which such person first becomes a Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy. Options granted under this section 4(b)(iii) shall become exercisable in three equal annual installments with the first one-third installment vesting on the first anniversary of the date of the Initial Grant and the two remaining one-third installments vesting on the second and third anniversary of the Initial Grant, respectively.

          (iv)  Each Outside Director shall automatically receive, on the date of each Annual Meeting of Stockholders, beginning with the Annual Meeting of Stockholders held in 1997, an Option to purchase 500 Shares of the Company's Common Stock, such Option to become exercisable one year subsequent to the date of grant; provided, however, that such Option shall only be granted to Outside Directors who have served since the date of the last Annual Meeting of Stockholders and will continue to serve after the date of grant of such Option.

          (v)  The terms of an Option granted hereunder shall be as follows:

            (A)  the term of the Option shall be three years.

            (B)  the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

            (C)  to the extent necessary to comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), no Option will be exercisable until a date more than six months subsequent to the date of the grant of that Option.

        (c)    Powers of the Committee.    Subject to the provisions and restrictions of the Plan, the Committee shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with the Plan, the Fair Market Value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 7(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

        (d)    Effect of Committee's Decision.    All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

Section 5.    Eligibility.

        Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

Section 6.    Term of Plan.

        The Plan shall become effective upon the earlier of (i) its adoption by the Board or (ii) its approval by the stockholders of the Company as described in Section 16 of the Plan. The Plan shall continue in effect for a term of five years unless sooner terminated under Section 12 of the Plan.

Section 7.    Exercise Price and Consideration.

        (a)    Exercise Price.    The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the Fair Market Value per Share on the date of grant of the Option.

        (b)    Form of Consideration.    Subject to compliance with applicable provisions of Section 16(b) of the Exchange Act, (or other applicable law), the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of (i) cash, (ii) check, (iii) other Shares which (X) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (Y) have a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of

Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (v) delivery (including by facsimile) to the Company or its designated agent of a properly executed irrevocable option exercise notice together with irrevocable instructions to a broker-dealer to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay for the exercise price, (vi) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (vii) any combination of the foregoing methods of payment or (viii) such other consideration and method of payment for the issuance of Shares as may be permitted under applicable laws. In making any determination as to the type of consideration to accept, the Committee shall consider whether acceptance of such consideration may be reasonably expected to benefit the Company.

Section 8.    Exercise of Option.

        (a)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 16 hereof has been obtained. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b)    Termination of Status As a Director.    If an Outside Director ceases to serve as a Director, such Outside Director may exercise his/her Option to the extent that he/she was entitled to exercise such Option at the date of such termination. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or if such Outside Director does not exercise such Option (which he/she was entitled to exercise) within the time specified herein, the Option shall terminate.

        (c)    Disability of Optionee.    Notwithstanding the provisions of Section 8(b) above, in the event an Optionee is unable to continue service as a Director with the Company as a result of such Optionee's total and permanent disability (as defined in Section 22(e)(3) of the Code), such Optionee may exercise his/her Option to the extent entitled to exercise such Option at the date of such termination. To the extent that such Optionee was not entitled to exercise the Option at the date of such termination, or if such Optionee does not exercise such Option (which he/she was entitled to exercise) within the time specified herein, the Option shall terminate.

        (d)    Death of Optionee.    Notwithstanding the provisions of Section 8(b) above, in the event of the death of an Optionee:

            (i)  during the term of the Option who is at the time of death a Director of the Company and who has been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as a Director for six months after the date of death; or

          (ii)  within 30 days after the termination of Continuous Status as a Director, the Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

Section 9.    Non-Transferability of Options.

        The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Option may be exercised, during the lifetime of the Optionee, only by the Optionee.

Section 10.    Adjustments Upon Changes In Capitalization, Dissolution Or Merger.

        (a)  In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or stockholders of the Company and compliance with applicable securities laws; provided, however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

        (b)  In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, a transaction or series of related transactions in which 51% of the then outstanding voting stock is sold or otherwise transferred (including (i) a public announcement that any person has acquired or has the right to acquire beneficial ownership of 51% or more of the then outstanding shares of Common Stock (for this purpose, the terms "person" and "beneficial ownership" shall have the meanings provided in Section 13(d) of the Exchange Act or related rules promulgated by the Securities Exchange Commission) and (ii) the commencement of or public announcement of an intention to make a tender or exchange offer for 51% or more of the then outstanding shares of the Common Stock) or the sale of substantially all of the assets of the Company, any or all outstanding Options shall, notwithstanding any contrary terms of the written agreement governing such Option, accelerate and become exercisable in full at least ten days prior to (and shall expire on) the consummation of such dissolution, liquidation, merger or sale of stock or sale of assets on such conditions as the Board shall determine unless the successor corporation assumes the outstanding Options or substitutes substantially equivalent options as determined by the Board. The acceleration of the outstanding Options shall be conditioned on the actual occurrence of such a dissolution, liquidation, merger or sale of stock or assets.

Section 11.    Time of Granting Options.

        The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

Section 12.    Amendment and Termination of the Plan.

        (a)    Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuance shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent.

In addition, to the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation), the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

        (b)    Effect of Amendment or Termination.    Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

Section 13.    Conditions Upon Issuance of Shares.

        Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Section 14.    Reservation of Shares.

        The Company, during the term of this Plan, will at all times reserve and keep available such number of the Shares available for issuance pursuant to this Plan as shall be sufficient to satisfy the requirements of the Plan.

Section 15.    Option Agreement.

        Options shall be evidenced by written option agreements in such form as the Board shall approve.

Section 16.    Stockholder Approval.

        (a)  The Plan shall be subject to approval by the stockholders of the Company within 12 months of its adoption by the Board. If such stockholder approval is obtained at a duly held stockholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If such stockholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company.

        (b)  Any required approval of the stockholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

Section 17.    Information to Optionees.

        The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports to stockholders, proxy statements and other information provided to all stockholders of the Company.

PROXY	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MARKWEST HYDROCARBON, INC.
155 Inverness Drive West, Suite 200
Englewood, Colorado 80112-5000

        The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated April 30, 2002, appoints Arthur J. Denney and Gina L. Matera proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of Common Stock of MarkWest Hydrocarbon, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of MarkWest Hydrocarbon, Inc. (the "Company") to be held on June 6, 2002 at our headquarters, 155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000 at 10:00 a.m., Mountain Daylight Time., and any adjournment or postponement thereof.

1.	ELECTION OF CLASS III DIRECTORS	/ /	FOR John M. Fox	/ /	WITHHOLD AUTHORITY to vote for John M. Fox
		/ /	FOR Donald D. Wolf	/ /	WITHHOLD AUTHORITY to vote for Donald D. Wolf
		/ /	FOR Gerald A. Tywoniuk	/ /	WITHHOLD AUTHORITY to vote for Gerald A. Tywoniuk
2.	AMENDMENT OF 1996 STOCK INCENTIVE PLAN	/ /	FOR amending the 1996 Stock Incentive Plan	/ /	AGAINST amending the 1996 Stock Incentive Plan	/ /	ABSTAIN from voting on amendment of the 1996 Stock Incentive Plan
3.	AMENDMENT OF 1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN	/ /	FOR amending the 1996 Non-Employee Director Stock Option	/ /	AGAINST amending the 1996 Non-Employee Director Stock Option Plan	/ /	ABSTAIN from voting on amendment of 1996 Non-Employee Director Stock Option Plan

4.	RATIFICATION OF INDEPENDENT ACCOUNTANTS	/ /	FOR the ratification of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2002	/ /	AGAINST the ratification of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2002	/ /	ABSTAIN from voting on the ratification of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2002
5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all of the above items.

        Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.

Signature
, 2002
Date

PLEASE SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.

QuickLinks

TABLE OF CONTENTS
ABOUT THE MEETING
PROPOSALS PRESENTED FOR STOCKHOLDER VOTE
Your Board unanimously recommends a vote FOR each of these directors.
Your Board unanimously recommends a vote FOR the approval of the amendment to the 1996 Non-Employee Director Stock Option Plan.
BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PRINCIPAL STOCKHOLDERS
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
EQUITY COMPENSATION PLAN INFORMATION
PERFORMANCE GRAPH
Total Return Analysis
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSALS FOR THE NEXT ANNUAL MEETING
AUDIT COMMITTEE CHARTER MARKWEST HYDROCARBON, INC.
STATEMENT OF POLICY
RESPONSIBILITIES
DEFINITIONS
MARKWEST HYDROCARBON, INC. 1996 STOCK INCENTIVE PLAN (as amended)
MARKWEST HYDROCARBON, INC. 1996 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN (as amended)